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               EXHIBIT 11 - COMPUTATION OF PER SHARE INCOME (LOSS)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                                            QUARTER          QUARTER          9 MONTHS          9 MONTHS
                                                             ENDED            ENDED             ENDED             ENDED
                                                          SEPTEMBER 30,   SEPTEMBER 30,      SEPTEMBER 30,    SEPTEMBER 30,
                                                             1997             1996              1997              1996
                                                          -------------   -------------      -------------    -------------
PRO FORMA NET INCOME (LOSS) PER SHARE:
    Net income (loss)                                       $   412          $  (483)          $   (69)          $(2,471)
    Weighted average common shares
       outstanding (excluding options and
       common share equivalents)                              7,254            5,283             5,879             5,230
    Assumed conversion of series A
       preferred stock into common stock
       on date of issuance                                    1,538            1,538             1,538               535
    Application of SAB 83 for preferred
       stock, common stock, stock options
       and warrants issued subsequent to
       June 5, 1996                                              --              801                --               801
    Additional weighted average shares from
       assumed exercise of dilutive stock options
       and warrants, net of shares assumed to be
       repurchased with exercise proceeds                       866               --                --                --
                                                            -------          -------           -------           -------
    Pro forma weighted average number of
       common shares and common share
       equivalents outstanding                                9,658            7,622             7,417             6,566
                                                            =======          =======           =======           =======

    Pro forma net income (loss) per common share            $  0.04          $ (0.06)          $ (0.01)          $ (0.38)
                                                            =======          =======           =======           =======

SUPPLEMENTAL PRO FORMA NET INCOME
    (LOSS) PER SHARE
    Net income (loss)                                       $   412          $  (483)          $   (69)          $(2,471)
    Pro forma  interest expense adjustment
       reflecting repurchase of debt with
       proceeds from offering                               $    64          $    64           $   328           $   328
                                                            -------          -------           -------           -------
    Supplemental pro forma net income (loss)                $   476          $  (419)          $   259           $(2,143)
                                                            =======          =======           =======           =======

    Weighted average common shares
       outstanding (excluding options and
       common share equivalents)                              7,254            5,283             5,879             5,230
    Assumed conversion of series A
       preferred stock into common stock
       on date of issuance                                    1,538            1,538             1,538               535
    Application of SAB 83 for preferred
       stock, common stock, stock options
       and warrants issued subsequent to
       June 5, 1996                                              --              801                --               801
    Additional weighted average shares from
       assumed exercise of dilutive stock options
       and warrants, net of shares assumed to be
       repurchased with exercise proceeds                       866               --               826                --
    Assumed issuance of shares needed to
       repurchase debt of $5.2 million                          400              400               400               400
                                                            -------          -------           -------           -------
    Supplemental pro forma weighted average number
       of common shares and common share
       equivalents outstanding                               10,058            8,022             8,643             6,966
                                                            =======          =======           =======           =======
    Supplemental pro forma net income (loss) per
       common share                                         $  0.05          $.(0.05)          $  0.03           $ (0.31)
                                                            =======          =======           =======           =======
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